EXHIBIT 99.1

Anika Reports Second Quarter 2020 Financial Results

Increased Total Revenue 1% Year-over-Year to $30.7 Million
Accelerated the Commercial Integration of Parcus Medical and Arthrosurface Organizations
Launching Seven FDA-Cleared Orthopedic and Sports Medicine Products Through Q3 2020

BEDFORD, Mass., July 30, 2020 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global, integrated joint preservation, restoration and regenerative solutions company with products across the orthopedic early intervention continuum of care, today reported financial results for the second quarter ended June 30, 2020, and provided an update on its business progress in the period.

“Anika’s recent strategic transformation has provided commercial diversity and generated top-line revenue growth year-over-year for the quarter, despite the COVID-19 pandemic impact,” said Cheryl R. Blanchard, Ph.D., President and Chief Executive Officer of Anika Therapeutics. “The Company also made continued progress as a customer-centric company focused on the early intervention orthopedic continuum of care, including forming a new leadership team and a consolidated commercial structure as part of the integration of Parcus Medical and Arthrosurface. We are expanding our product portfolio with several innovations that address the needs of orthopedic and sports medicine surgeons with seven new product launches through the third quarter of 2020. The health and safety of our employees, the customers we serve and all of the patients they treat around the world remains our top priority, while we continue to take actions to control our costs and maintain our strong balance sheet during the COVID-19 pandemic.”

Second Quarter Financial Results

  Total revenue for the second quarter of 2020 increased 1% year-over-year to $30.7 million, compared to $30.4 million for the second quarter of 2019. The increase in total revenue was due primarily to new Orthopedic Joint Preservation and Restoration revenue, which resulted from the acquisitions of Parcus Medical and Arthrosurface in the first quarter of 2020, partially off-set by lower Joint Pain Management revenue as a result of the COVID environment.
  Cost of product revenue, research and development expenses and selling, general and administrative expenses for the second quarter of 2020 were $36.0 million, compared to $18.5 million for the second quarter of 2019. The increase was due primarily to higher cost of product revenue, selling and marketing expenses related to the Company’s newly acquired sales infrastructure, acquisition related amortization expenses and product rationalization charges associated with certain non-core legacy products. Acquisition related non-cash expenses and product rationalization non-cash charges during the quarter totaled $6.9 million.
  Included in total operating expenses for the second quarter of 2020 was a $4.2 million increase in fair value related to acquisition contingent consideration liabilities, recorded as a non-cash expense, as a result of the estimated improved performance of the recently acquired companies following the easing of COVID restrictions in the U.S.
  Net loss for the second quarter of 2020 was $7.7 million, or $0.54 loss per diluted share, compared to net income of $9.4 million, or $0.67 per diluted share, for the second quarter of 2019. Adjusted net income (see description below) for the second quarter of 2020 was $1.2 million, or $0.09 per diluted share.
  Adjusted EBITDA (see description below) for the second quarter of 2020 was $5.6 million, compared to $14.8 million for the second quarter of 2019. The year-over-year decrease was due primarily to increases in cost of product revenue and related revenue mix and selling and marketing expenses.
  Cash, cash equivalents and investments were $144.4 million as of June 30, 2020, compared to $184.9 million as of December 31, 2019. The decrease in cash, cash equivalents and investments was due to $93.0 million of upfront payments for the acquisitions of Parcus Medical and Arthrosurface, offset by the $50.0 million drawdown on the Company’s existing credit facility.

Recent Business Highlights

  Augmented the leadership team to maximize talent utilization and efficiency, as well as drive performance, including the appointments of:
  ○  Bart Bracy, former Senior Vice President and Co-Founder of Parcus Medical, as Vice President of Sales and Marketing for the Americas region;
  ○  Steven Ek, former President and Chief Executive Officer of Arthrosurface, as Vice President of Research and Development;
  ○  Mark Brunsvold, former President and Co-Founder of Parcus Medical, as President of Sports Medicine; and
  ○  James Chase as Senior Vice President of International Sales and Marketing, with expanded responsibility for Anika’s operations in Padua, Italy.
  Completed the integration of the Company’s U.S. commercial organization, which includes 35 sales professionals in addition to shared sales operations and marketing functions.
  Expanded the TACTOSET franchise, Anika’s surgically delivered regenerative therapy for bone repair procedures focused on treating insufficiency fractures, to include a small bone cannula set enabling improved and more accurate access in small joints and extremities.
  Completed prelaunch activities for six sports medicine surgical devices and instruments, which recently received U.S. Food and Drug Administration clearance. The new products are used in procedures ranging from rotator cuff repair to arthroscopic knee repairs and the treatment of arthritis damage in the hand and wrist. The products will be commercialized through Anika’s recently expanded sales and marketing team through the third quarter of 2020.
  Continued international expansion of the Company’s joint pain management business through the launch and first sales of CINGAL in Australia, as well as the receipt of visocsupplement product approvals in Finland and Serbia.

Non-GAAP Information

Adjusted EBITDA

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under GAAP. The Company believes that adjusted EBITDA provides additional useful information to investors in their assessment of its operating performance as it is a metric routinely used by management to evaluate the Company’s performance. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurements of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. In 2020, adjusted EBITDA is defined by the Company as GAAP net income excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related costs, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID-19 pandemic, and product rationalization charges associated with certain non-core legacy products. Acquisition related expenses are those that the Company would not have incurred except as a direct result of acquisition transactions. Acquisition related expenses consist of investment banking, legal, accounting, and other professional and related expenses associated with acquisition transactions, as well as amortization of inventory step-up and identified assets associated with purchase accounting for the transactions. Acquisition related expenses are being reported and utilized in the Company’s calculation of adjusted EBITDA in order to facilitate comparison to the Company’s past performance. As a result of the impact of COVID-19, the Company is also excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the recent acquisition transactions. Product rationalization charges being excluded relate to certain non-core legacy assets as result of managing the Company’s financial position in light of its recent acquisitions, the impact of COVID-19 and changing regulatory requirements. These non-cash charges are related to current product inventory and fixed and intangible assets. The Company is reporting this financial measure to the Board of Directors in order to facilitate an appropriate assessment of the Company’s performance and the impact of the COVID-19 pandemic. A reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is shown in the table below for the three- and six-month periods ended June 30, 2020 and 2019.

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
in thousands, except per share data	2020	2019	2020	2019
Net income (loss)	$(7,708)	$9,435	$(1,915)	$13,942
Interest and other income (expense), net	169	(533)	(110)	(1,031)
Income taxes	(1,997)	3,013	(417)	4,486
Depreciation and amortization	1,739	1,466	3,412	2,943
Stock-based compensation	2,240	1,443	2,033	2,829
Product rationalization related charges	2,892	-	2,892	-
Acquisition related expenses	4,028	-	11,354	-
Goodwill impairment	-	-	18,144	-
Change in fair value of contingent consideration (benefit)	4,196	-	(20,326)	-
Adjusted EBITDA	$5,559	$14,824	$15,067	$23,169

Adjusted Net Income and Adjusted EPS

In addition to adjusted EBITDA, the Company is reporting its second quarter 2020 results with respect to adjusted net income (net loss) and adjusted diluted Earnings (loss) per Share (EPS) with respect to adjusted net income. The Company believes that adjusted net income and adjusted diluted EPS also provide additional useful information for investors as they assess the Company’s operating performance, as they are measures that the Company evaluates regularly when assessing its own performance. Adjusted net income and adjusted diluted EPS are not calculated identically by all companies, and therefore the Company’s measurements of adjusted net income and adjusted diluted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted net income is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, as well as the non-cash product rationalization charges associated with certain non-core legacy products. In the context of adjusted net income, the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID-19, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, as well as the non-cash product rationalization charges associate with certain non-core legacy products. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the acquisition transactions, each on a tax effected basis if applicable. The Company is reporting this financial measure to the Board of Directors in order to facilitate an appropriate assessment of the Company’s performance and the impact of the COVID-19 pandemic. A reconciliation of adjusted net income to net income and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables below for the three- and six-month periods ended June 30, 2020 and 2019.

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
in thousands, except per share data	2020	2019	2020	2019
Net income (loss)	$(7,708)	$9,435	$(1,915)	$13,942
Product rationalization related charges, tax effected	2,377	-	2,377	-
Acquisition related expenses, tax effected	3,085	-	8,678	-
Goodwill impairment, tax effected	-	-	15,773	-
Change in fair value of contingent consideration, tax effected (benefit)	3,474	-	(17,208)	-
Adjusted net income	$1,228	$9,435	$7,705	$13,942

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
in thousands, except per share data	2020	2019	2020	2019
Diluted earnings (loss) per share (EPS)	$(0.54)	$0.67	$(0.13)	$0.98
Product rationalization related charges, tax effected	0.17	-	0.17	-
Acquisition related expenses per share, tax effected	0.22	-	0.61	-
Goodwill impairment, tax effected	-	-	1.10	-
Change in fair value of contingent consideration, tax effected (benefit)	0.24	-	(1.19)	-
Adjusted diluted EPS	$0.09	$0.67	$0.56	$0.98

Conference Call Information

Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Thursday, July 30 at 5:00 pm ET. The conference call can be accessed by dialing 1-855-327-6837 (toll-free domestic) or 1-631-891-4304 (international) and providing the conference ID number 10010333. A live audio webcast will be available in the "Investor Relations" section of Anika’s website, www.anikatherapeutics.com. An accompanying slide presentation may also be accessed via the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika Therapeutics, Inc.

Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global, integrated joint preservation, restoration and regenerative solutions company based in Bedford, Massachusetts. Anika is committed to delivering products along the orthopedic early intervention continuum of care to improve the lives of patients, with a focus on osteoarthritis pain management, sports medicine and joint preservation, restoration and regeneration. The Company has close to three decades of global expertise commercializing innovative products across the orthopedic early intervention continuum of care. For more information about Anika, please visit www.anikatherapeutics.com.

Forward-Looking Statements

The statements made in the third sentence of the second paragraph and the final sentence of the fourth bullet point under the section captioned “Recent Business Highlights”, which are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, those relating to the Company’s product development and commercialization plans. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties, and other factors, especially in light of the evolving landscape around the COVID-19 pandemic. The Company’s actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company’s failure to realize the anticipated benefits of its recently completed acquisitions; (ii) unexpected expenditures or assumed liabilities that may be incurred as a result of these acquisitions; (iii) loss of key employees or customers following the acquisitions or otherwise; (iv) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of the recently acquired companies; (v) inability to accurately forecast the performance of the recently acquired companies resulting in unforeseen adverse effects on the Company’s operating results; (vi) synergies between the recently acquired companies and the Company being estimates which may be materially different from actual results; (vii) the Company’s ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (viii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (ix) the cost effectiveness and efficiency of the Company’s clinical studies, manufacturing operations, and production planning; (x) the Company’s ability to successfully commercialize its products, in the U.S. and abroad; (xi) the Company’s ability to provide an adequate and timely supply of its products to its customers; and (xii) the Company’s ability to achieve its growth targets. Additional factors and risks are described in the Company’s periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC’s website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Product revenue	$30,678	$30,413	$66,075	$55,130
Licensing, milestone and contract revenue	-	5	-	11
Total revenue	30,678	30,418	66,075	55,141

Operating expenses:
Cost of product revenue	16,936	6,836	31,136	14,147
Research and development	4,532	4,165	10,582	8,423
Selling, general and administrative	14,550	7,502	28,981	15,174
Goodwill impairment	-	-	18,144	-
Change in fair value of contingent consideration	4,196	-	(20,326)	-
Total operating expenses	40,214	18,503	68,517	37,744
Income (loss) from operations	(9,536)	11,915	(2,442)	17,397
Interest and other income (expense), net	(169)	533	110	1,031
Income (loss) before income taxes	(9,705)	12,448	(2,332)	18,428
Income taxes	(1,997)	3,013	(417)	4,486
Net income (loss)	$(7,708)	$9,435	$(1,915)	$13,942

Basic net income per share:
Net income (loss)	$(0.54)	$0.68	$(0.13)	$0.99
Basic weighted average common shares outstanding	14,199	13,916	14,201	14,054
Diluted net income per share:
Net income (loss)	$(0.54)	$0.67	$(0.13)	$0.98
Diluted weighted average common shares outstanding	14,199	14,088	14,201	14,203

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

			June 30,	December 31,
ASSETS			2020	2019
Current assets:
Cash, cash equivalents and investments			$144,370	$184,943
Accounts receivable, net			24,094	23,079
Inventories, net			46,479	21,995
Prepaid expenses and other current assets			6,340	4,289
Total current assets			221,283	234,306
Property and equipment, net			52,659	50,783
Right-of-use assets			23,196	22,864
Other long-term assets			13,451	7,478
Intangible assets, net			95,978	7,585
Goodwill			33,958	7,694
Total assets			$440,525	$330,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable			$6,162	$3,832
Accrued expenses and other current liabilities			21,745	12,445
Total current liabilities			27,907	16,277
Other long-term liabilities			843	357
Contingent consideration			37,062	-
Long-term debt			50,000	-
Deferred tax liability			14,855	4,331
Lease liabilities			21,414	21,367
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value			-	-
Common stock, $0.01 par value			142	143
Additional paid-in-capital			50,609	48,707
Accumulated other comprehensive loss			(5,818)	(5,898)
Retained earnings			243,511	245,426
Total stockholders’ equity			288,444	288,378
Total liabilities and stockholders’ equity			$440,525	$330,710

Anika Therapeutics, Inc. and Subsidiaries
Supplemental Financial Data

Revenue by Product Line and Product Gross Margin
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
Product Family:	2020	%	2019	%	2020	%	2019	%
Joint Pain Management	$22,247	72%	$26,632	88%	$47,730	72%	$49,482	90%
Orthopedic Joint Preservation and Restoration	6,622	22%	802	3%	14,518	22%	966	2%
Other	1,809	6%	2,979	9%	3,827	6%	4,682	8%
Product Revenue	$30,678	100%	$30,413	100%	$66,075	100%	$55,130	100%

Product Gross Profit	$13,742		$23,577		$34,939		$40,983
Product Gross Margin	45%		78%		53%		74%

Product Revenue by Geographic Region
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
Geographic Region:	2020	%	2019	%	2020	%	2019	%
United States	$25,133	82%	$22,937	76%	$51,438	78%	$43,026	78%
Europe	2,910	9%	4,927	16%	8,186	12%	7,454	14%
Other	2,635	9%	2,549	8%	6,451	10%	4,650	8%
Product Revenue	$30,678	100%	$30,413	100%	$66,075	100%	$55,130	100%

For Investor Inquiries: Anika Therapeutics, Inc. Sylvia Cheung, 781-457-9000 Chief Financial Officer investorrelations@anikatherapeutics.com	For Media Inquiries: W2O Group Rachel Girard, 617-379-6760 rgirard@w2ogroup.com